Exhibit 10.1

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is entered into as of the 19th day of January, 2007 by and between Concept Ventures Corporation, a Nevada corporation ("CVC"), and Heritage Management Consultants, Inc., a corporation organized under the laws of South Carolina ("Heritage" or "the "Consultant").

                                    RECITALS
                                    --------

         Whereas, Consultant is willing to provide to CVC the consulting services identified in this Agreement; and.

         Whereas, CVC is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1. Engagement. CVC hereby engages Consultant as an independent contractor to provide assistance to CVC in its efforts to consummate the transactions contemplated by that certain share exchange agreement (the "Share Exchange Agreement") dated as of September 6, 2006 by and among CVC, Ritar International Group Limited, a British Virgin Islands company (the "Company"), and the Stockholders of the Company (the "Stockholders") pursuant to which the Stockholders will exchange all of the issued and outstanding stock of the Company for shares of CVC's common stock.

2. Term. This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties, shall continue until such time as the transactions contemplated by the Share Exchange Agreement are either abandoned or consummated.

3. Compensation and Registration Rights. In consideration of the services to be performed by Consultant, CVC agrees to issue to Consultant 50,000 restricted shares of the common capital stock of CVC. CVC agrees that the shares issued hereunder shall be registered for resale in that certain registration statement to be filed with the Securities and Exchange Commission for the purpose of registering shares of CVS' common stock issued to participants in the financing transaction referenced in the Share Exchange Agreement.

4. Representations and Warranties. Consultant represents and warrants (i) that Consultant has no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with CVC,
(ii) that Consultant will not use in the performance of its responsibilities under this Agreement any confidential information or trade secrets of any other

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person or entity and (iii) that  Consultant  has not entered  into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

5. Limited Liability. Consultant shall not be liable to CVC, or to anyone who may claim any right due to its relationship with the CVC, for any acts or omissions on the part of the Consultant or the agents or employees of the Consultant in the performance of Consultant's services under this Agreement. CVC shall hold Consultant free and harmless from any obligations, costs, claims, judgments, attorney's fees, or attachments arising from or in any way related to the services rendered to CVC.

6. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

7. Miscellaneous. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs. This Agreement shall be binding on and inure to the benefit of the parties to it and their respective successors and assigns.

Executed on the day and year first above written.




Concept Ventures Corporation               Heritage Management Consultants, Inc.


By: /s/ Timothy P. Halter                  By: /s/ James H. Groh
   ------------------------------             ----------------------------------
                                              James H. Groh, President
Printed
Name: Timothy P. Halter

Its: Chief Executive Officer









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